As filed with the Securities and Exchange Commission on March 29, 2001

                                                Registration No. 333-___________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                     UBS AG
             (Exact name of registrant as specified in its charter)

         Switzerland                                             98-0186363
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                   Bahnhofstrasse 45, Zurich, Switzerland, and
                      Aeschenvorstadt 1, Basel, Switzerland
                    (Address of Principal Executive Offices)


                         UBS Savings and Investment Plan
                            (Full title of the Plan)


                           Robert C. Dinerstein, Esq.
                                     UBS AG
                                  299 Park Ave.
                            New York, New York 10171
                                 (212) 821-3000
            (Name, address and telephone number of agent for service)


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
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

Title of securities     Amount to be         Proposed maximum      Proposed maximum      Amount of
to be registered        registered           offering price per    aggregate offering    registration fee
                                             unit                  price
Ordinary Shares, par    1,000,000(1)                (2)            $134,900,000(2)          $33,725
value CHF 10

===================================================================================================================

(1) Consists of Ordinary Shares to be issued under the UBS Savings and Investment Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Such indeterminate number of additional shares as may be issuable pursuant to a recapitalization of the Ordinary Shares under the Plan is hereby also registered.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $134.90 per share, which was the average of the high and low prices of UBS AG Ordinary Shares on March 23, 2001, as reported on the New York Stock Exchange Consolidated Tape.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Incorporated by reference in this Registration Statement are the following documents heretofore filed by UBS AG (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         a. The Company's Annual Report on Form 20-F for the year ended December 31, 2000 filed pursuant to the Exchange Act;

         b. All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         c. The description of the Company's Ordinary Shares, par value CHF 10 per share (the "Ordinary Shares"), contained in the Company's Annual Report on Form 20-F filed with the Commission on May 9, 2000, pursuant to the Exchange Act (Registration No. 001150226), and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Under Swiss law, directors and senior officers acting in violation of their statutory duties - whether dealing with bona fide third parties or performing any other acts on behalf of the corporation - may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

         Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or willful misconduct), including attorney's fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

         Because the Company is a Swiss company headquartered in Switzerland, many of the directors and officers of the Company are residents of Switzerland and not the U.S. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:

         o effect service within the U.S. upon the Company and the directors and officers of the Company located outside the U.S.,

         o enforce in U.S. courts or outside the U.S. judgments obtained against those persons in U.S. courts,

         o enforce in U.S. courts, judgments obtained against those persons in courts in jurisdictions outside the U.S., and

         o enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

         Neither the Company's articles of association nor Swiss statutory law contain provisions regarding the indemnification of directors and officers.

         According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

         The Company maintains directors' and officers' insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on page 12. The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all necessary changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

         (a)  Rule 415 Offering.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any Prospectus required by section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective  amendment
    any  of  the  securities   being  registered  which  remain  unsold  at  the
    termination of the offering.

         (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zurich, Switzerland on the 29th day of March, 2001.

                                     UBS AG



                                     By:  /s/ Luqman Arnold
                                        -------------------------------
                                        Luqman Arnold
                                        Chief Financial Officer


                                     By:  /s/ Robert B. Mills
                                        -------------------------------
                                        Robert B. Mills
                                        Managing Director


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                 Title                      Date

         *                        President and Group Chief     March 29, 2001
--------------------------        Executive Officer (Principal
Marcel Ospel                      Executive Officer)


         *                        Chief Financial Officer       March 29, 2001
--------------------------        (Principal Financial Officer)
Luqman Arnold



         *                        Group Controller and Member   March 29, 2001
--------------------------        of Group Managing Board
Hugo Schaub                       (Principal Accounting
                                  Officer)

         *                        Chairman of the Board of      March 29, 2001
--------------------------        Directors
Alex Krauer


         *                        Vice Chairman of the Board    March 29, 2001
--------------------------        of Directors
Alberto Togni


         *                        Vice Chairman of the Board    March 29, 2001
--------------------------        of Directors
Markus Kundig


         *                        Director                      March 29, 2001
--------------------------
Peter Bockli


         *                        Director                      March 29, 2001
--------------------------
Eric Honegger


         *                        Director                      March 29, 2001
--------------------------
Rolf A. Meyer


         *                        Director                      March 29, 2001
--------------------------
Hans Peter Ming


                                  Director                      __________, 2001
--------------------------
Andreas Reinhart


*By:     /s/ Luqman Arnold
        ---------------------------
         Luqman Arnold
         Attorney-in-Fact

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this
Registration Statement to be signed, solely in his capacity as the duly authorized representative of UBS AG in the United States, in the City of New York, State of New York, on the 29th day of March 2001.

                                          /s/  Robert B. Mills
                                        -------------------------------
                                        Name:  Robert B. Mills
                                        Title:  Managing Director

         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 29th day of March, 2001.

                                     UBS AG SAVINGS AND INVESTMENT PLAN


                                     By:  /s/  Edward O'Dowd
                                        -------------------------------
                                        Edward O'Dowd
                                        Executive Director, Compensation
                                        and Benefits (Americas)

                               Index to Exhibits



Exhibit No.                           Description of Exhibit

4.1 Articles of Association of UBS AG (incorporated by reference to Exhibit 1.1 to the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2000).

4.2 Organization Regulations of UBS AG (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-50320)).

5                 See Item 8 undertaking in lieu of opinion.

23                Consent of Ernst & Young Ltd.

24                Power of Attorney.